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                                                                   Exhibit 10.14

                        ADMINISTRATIVE SERVICES AGREEMENT

         This ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") dated as of July 1, 1999 by and between VITAMINSHOPPE.COM, INC., a Delaware corporation ("VitaminShoppe.com"), and VITAMIN SHOPPE INDUSTRIES INC., a New York corporation ("VSI"),

                              W I T N E S S E T H:

         WHEREAS, VitaminShoppe.com desires to obtain certain administrative and other services from VSI, and VSI desires to provide such services to VitaminShoppe.com, on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, the parties agree as follows:

                  1. SHORT TERM. VSI shall provide employee benefits (such as medical and dental insurance), payroll processing, 401(k) plan administration and participation and other outsourced support services to VitaminShoppe.com until VitaminShoppe.com shall establish such services on its own or arrange to be billed directly for such services by the applicable providers. VitaminShoppe.com shall endeavor to establish such services or arrange to be billed directly for such services at soon as practicable. VSI shall notify VitaminShoppe.com in writing of its cost of such services and benefits on a monthly basis in arrears, and VitaminShoppe.com shall reimburse VSI within ten business days after such notification for 100% of the cost thereof.

                  2. MEDIUM TERM. VSI shall provide human resources, management information, cash management, finance and accounting services to VitaminShoppe.com through June 30, 2000. In consideration for such services, VitaminShoppe.com shall pay VSI $55,000 per month commencing July 1, 1999 and on the first day of each calendar month thereafter until June 1, 2000. Thereafter, VSI may continue to provide any or all of such services to VitaminShoppe.com on mutually agreeable terms.

                  3. CUSTOMER SUPPORT. (a) If VitaminShoppe.com shall so request in writing, VSI shall provide routine customer service to VitaminShoppe.com customers, including without limitation order tracking, and also shall provide dedicated e-mail based customer support services for VitaminShoppe.com and telephone-based customer service support for VitaminShoppe.com's toll-free telephone number (which support may be dedicated or combined with VSI's customer support, in VSI's discretion). VitaminShoppe.com shall pay VSI 105% of its cost to provide such services.

                  (b) VitaminShoppe.com shall provide VSI with online order tracking for customers of VSI's print catalogs.

                  (c) Each party shall use commercially reasonable efforts to cause the quality of services provided to the other party under this paragraph 3 to be at least as high as the party provides when dealing with its own customers. VSI shall provide a statement to VitaminShoppe.com on a monthly basis detailing its cost pursuant to paragraph 3(a). Within ten
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days after the date of each such statement, VitaminShoppe.com shall pay to VSI the amount set forth on such statement. Payment by VitaminShoppe.com of any statement shall not preclude VitaminShoppe.com from challenging the accuracy thereof.

                  4. VSI shall maintain accurate books and records with respect to the services provided pursuant to paragraphs 1 and 3(a) which reflect the cost to provide such services. At its own expense, VitaminShoppe.com or its representatives may examine and copy such books and records as provided in this paragraph 4. VitaminShoppe.com and its representatives may make examinations only during usual business hours and at the place at which VSI usually keeps its books and records. VitaminShoppe.com shall be required to notify VSI at least ten days before the date of planned examination. If an examination has not been completed within two months from commencement, VSI may require VitaminShoppe.com to terminate the examination on seven days notice to VitaminShoppe.com, so long as VSI has cooperated with VitaminShoppe.com in full in the examination of such books and records.

                  5. SYSTEM LINKS. In consideration of the mutual promises contained herein, VitaminShoppe.com and VSI shall build and maintain, at VitaminShoppe.com's cost, appropriate links between their computer systems to facilitate the performance of any agreement between the parties.

                  6. TERM. (a) This Agreement shall commence on the date hereof and continue for an indefinite period in full force and effect until it is terminated in accordance with this paragraph 6.

                  (b) Either party shall have the right but not the obligation to terminate this Agreement immediately if at any time:

                     (i) the other party shall be in material breach of any of its obligations hereunder, and such breach shall not be cured within 20 days after receipt of written notice thereof;

                     (ii) the other party shall be the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors;

                     (iii) the other party shall become the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or assignment for the benefit of creditors, and such petition or proceeding shall not be dismissed within 60 days of filing;

                     (iv) the business of the other party shall be liquidated or otherwise terminated on any basis; or

                     (v) the other party shall become insolvent or unable to pay its debts as they become due.

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                  (c) Paragraphs 1 and 2 shall terminate in accordance with
their respective terms. VitaminShoppe.com shall have the right but not the obligation to terminate any services provided under paragraphs 3(a) and 3(b) at any time upon 90 days prior written notice to VSI. VSI shall have the right but not the obligation to terminate any services provided under paragraph 3 after June 30, 2000 on 90 days prior notice to VitaminShoppe.com.

                  (d) A party may exercise its right to terminate pursuant to this paragraph 6 by written notice to the other party. No exercise by a party of its rights under this paragraph 6 shall limit its remedies by reason of the other party's default, the party's rights to exercise any other rights under this paragraph 5 or any other rights of that party.

                  7. INDEPENDENT CONTRACTOR. The parties to this Agreement are independent contractors. Neither party shall have the power to bind the other or to incur obligations on behalf of the other without the other's prior written consent. When VSI or its employees act under the terms of this Agreement, they shall at all times be under the supervision and responsibility of VSI. No employee of VSI acting under the terms of this Agreement shall be deemed to be an agent or employee of VitaminShoppe.com or any customer of VitaminShoppe.com.

                     8. MISCELLANEOUS. (a) Neither party may assign this Agreement or its rights and obligations hereunder in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, either party may assign this Agreement or its rights and obligations hereunder to any entity controlled by it or to any entity by which it is acquired by merger, purchase of capital stock, transfer of substantially all assets or otherwise; provided that such entity shall thereafter succeed to all obligations of such party under this Agreement.

                  (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of law of such state.

                  (c) Each party hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or documents by United States registered mail to such party's address set forth pursuant to paragraph 8(e) shall be effective service of process for any action, suit or proceeding in respect to any matters to which such party has submitted to jurisdiction in this paragraph 8(c). Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York. Each party irrevocably and unconditionally waives and agrees


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not to plead or claim in any such court that any such action, suit or proceeding brought in either such court has been brought in an inconvenient forum.

                  (d) If any provision of this Agreement or any portion thereof, or the application of any such provision or portion thereof, to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the remaining portion thereof or the application of such provision to any other persons or circumstances.

                  (e) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (or one business day in the case of express mail or overnight courier service), as follows:

                  If to VitaminShoppe.com, to:
                  VitaminShoppe.com, Inc.
                  380 Lexington Avenue, Suite 1700
                  New York, NY 10168
                  Attention: President and Chief Executive Officer

                  If to VSI, to:
                  Vitamin Shoppe Industries Inc.
                  4700 Westside Avenue
                  North Bergen, NJ 07047
                  Attention: President and Chief Executive Officer

                  (f) No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

                  (g) This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to the subject matter except as specifically set forth herein. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been executed and delivered by both parties.

                  h. This Agreement may be amended only by an instrument in writing signed on behalf of each party. As long as VSI owns at least 30% of the voting power of the capital stock of VitaminShoppe.com, no material term of this Agreement may be amended or waived without the approval of a majority of the directors of VitaminShoppe.com who are not directors, officers or more than 5% stockholders of VSI (or the designee of a more than 5% stockholder).

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                  (i) This Agreement is for the sole benefit of the parties
hereto. Nothing herein expressed or implied shall give or be construed to give to any other person or entity any legal or equitable rights hereunder.

                  (j) The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. When reference is made in this Agreement to a paragraph, such reference shall be to a paragraph of this Agreement unless otherwise indicated.

                  (k) The provisions of this paragraph 8 shall survive any termination of this Agreement.




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           VITAMINSHOPPE.COM, INC.


                                           By:
                                              ---------------------------------
                                                  Name:      Kathryn H. Creech
                                                  Title:     President and Chief
                                                             Executive Officer


                                           VITAMIN SHOPPE INDUSTRIES INC.


                                           By:
                                              ---------------------------------
                                                  Name:      Jeffrey J. Horowitz
                                                  Title:     President and Chief
                                                             Executive Officer